Exhibit g(9)
APPENDIX "B"
TO
CUSTODIAN AGREEMENT
BETWEEN
State Street Bank and Trust Company and Each of the Investment
Companies Listed on Appendix A
Dated as of September 17, 1998
 The following is a list of Additional Custodians, Special
Subcustodians and Foreign Subcustodians under the Custodian Agreement dated as of February 1, 1996 (the "Custodian Agreement"):
A.   Additional Custodians:

     Custodian               Purpose

     Bank of New York        Ficash

                             Fiterm

B.   Special Subcustodians:

     Subcustodian            Purpose

     Bank of New York        Ficash

 C. Foreign Subcustodians:
Country     Subcustodian                    Depository

Argentina   Citibank, N.A., Buenos Aires    Caja de Valores S.A.

Australia   Westpac Banking Corporation,    Austraclear Limited

            Sydney

                                            Reserve Bank Information and

                                            Transfer System (RITS)

Austria     GiroCredit Bank                 Oesterreichische Kontrollbank

            AG der Sparkassen, Vienna       AG (Wertpapiersammelbank

                                            Division)

Bahrain     The British Bank of the         None

                                            Middle East, Manama

Bangladesh  Standard Chartered Bank, Dhaka  None

Belgium     Generale Bank, Brussels         Caisse Interprofessionnelle de

                                            Depots et de Virements de Titres

                                            S.A. (CIK)


Belgium                                        Banque Nationale de Belgique

Bermuda         The Bank of Bermuda Limited    None

Bostwana        Barclays Bank of Bostwana      None

                Limited, Gaborone

Brazil          Citibank, N.A., Sao Paulo      Bolsa de Valores de Sao Paulo

                                               (Bovespa); Banco Central do Brasil, Systema

                                               Especial de Liquidacao e Custodia

                                               (SELIC); Rio de Janeiro Stock Exchange

                                               (BVRJ); Central de Custodia e Liquidacao

                                               Financeira de Titulos (CETIP)

Bulgaria        ING Bank N.V., Sofia           Central Depository AD (CDAD)

                                               The Bulgarian National Bank

Canada          Canada Trustco Mortgage        Canadian Depository for

                Company, Toronto               Securities Limited (CDS)

Chile           Citibank, N.A., Santiago       None

China           The Hongkong and Shanghai      Shanghai Securities Central

                Banking Corporation Limited,   Clearing and Registration

                Shanghai & Shenzhen branches   Corporation (SSCRC);

                                               Shenzhen Securities Registrars Co.,

                                               Ltd. (SSRC).

Colombia        Cititrust Colombia S.A.        None

                Sociedad Fiduciaria, Bogota

Cyprus          Barclays Bank PLC, Nicosia

Czech Republic  Ceskoslovenska Obchodni        Stredisko Cennych Papiru (SCP);

                Banka, A.S., Prague            Czech National Bank (CNB)

Denmark         Den Danske Bank, Copenhagen    Vaerdipapericentralen- The Danish

                                               Securities Center (VP)

Ecuador         Citibank, N.A., Quito          None

Egypt           National Bank of Egypt, Cairo  Misr for Clearing, Settlement and Depository

Finland         Merita Bank Limited, Helsinki  The Finnish Central Securities Depository

                                               Limited (CSD)

France          Banque Paribas, Paris          Societe Interprofessionnelle pour la

                                               Compensation des Valeurs

                                               Mobilieres (SICOVAM)

                                               Banque de France

Germany         Dresdner Bank AG, Frankfurt    Deutsche Borse Clearing (DBC)




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
Ghana      Barclays Bank of Ghana Limited,  None

           Accra

Greece     National Bank of Greece, S.A.,   Central Securities Depository, S.A.

           Athens                           (Apothtirion Tilton A.E.)

                                            The Bank of Greece

Hong Kong  Standard Chartered Bank,         Hong Kong Securities Clearing Co. Ltd.,

           Hong Kong                        Central Clearing and Settlement System

                                            (CCASS)

                                            The Central Money Markets Unit CMU



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
Hungary      Citibank Budapest Rt.,           Central Depository and Clearing House

             Budapest                         (Budapest) Ltd. (KELER Ltd.)

India        Deutsche Bank AG, Mumbai;        National Securities Depository Limited

             Hongkong & Shanghai Banking      (NSDL)

             Corporation, Ltd., Mumbai

Indonesia    Standard Chartered Bank,         Bank Indonesia

             Jakarta

Ireland      Bank of Ireland, Dublin          Gilt Settlement Office (GSO)

Israel       Bank Hapoalim B.M., Tel Aviv     Tel Aviv Stock Exchange (TASE)

                                              Clearinghouse, Ltd.

                                              The Bank of Israel

Italy        Banque Paribas, Milan            Monte Titoli S.p.A.;

                                              Banca d'Italia

Ivory Coast  Societe Generale de Banques      None

             en Cote d'Ivoire, Abidjan

Japan        Sumitomo Trust & Banking         Japan Securities Depository Center

             Co., Ltd., Osaka;                (JASDEC);

             Daiwa Bank, Ltd., Tokyo;         Bank of Japan

             Fuji Bank, Ltd., Tokyo

Jordan       British Bank of the Middle       None

             East, Amman

Kenya        Barclays Bank of Kenya Limited,  The Central Bank of Kenya

             Nairobi

Lebanon      The British Bank of the Middle   Midclear

             East, Beirut

                                              Central Bank of Lebanon

Malaysia     Standard Chartered Bank          Malaysia Central Depository Sdn.

             Malaysia Berhad, Kuala Lampur    bhd. (MCD)

                                              Bank Negara Malasia

Mauritius    Hongkong and Shanghai            Central Depository & Settlement Co., Ltd.

             Banking Corporation Limited,

             Port Louis




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
Mexico           Citibank Mexico, S.A.,                S.D. INDEVAL, S.A. de C.V.

                 Mexico City                           (Institucion para el Deposito de

                                                       Valores)

Morocco          Banque Commerciale du Maroc,          MAROCLEAR

                 Casablanca

Netherlands      MeesPierson N.V., Amesterdam          Nederlands Centraal Instituut voor

                                                       Giraal Effectenverkeer B.V.

                                                       (NECIGEF), KAS Associatie, N.V. (KAS)

                                                       De Nederlandshe Bank

New Zealand      ANZ Banking Group (New                New Zealand Securities

                 Zealand) Limited, Wellington          Depository Limited (NZCDS)

Norway           Christiania Bank og Kreditkasse,      Verdipapirsentralen (VPS)

                 Oslo

Oman             British Bank of the Middle East,      Muscat Securities Market

                 Muscat

Pakistan         Deutsche Bank AG, Karachi             The Central Depository Company of Pakistan

Peru             Citibank, N.A., Lima                  Caja de Valores (CAVAL)



Philippines      Standard Chartered Bank,              The Philippines Central Depository, Inc.

                 Manila

                                                       The Book-Entry-System of the Central Bank

                                                       The Registry of Scripless Securities of the

                                                       Bureau of the Treasury, Department of

                                                       Finance

Poland           Citibank Poland, S.A., Warsaw         National Depository of Securities;

                                                       National Bank of Poland

                 Bank Polska Kasa Opieki S.A.,

                 Warsaw

Portugal         Banco Comercial Portuguese, S.A.,     Central de Valores Mobiliarios

                 Lisbon                                (Interbolsa)

Romania          ING Bank N.V., Bucharest              National Company for Clearing, Settlement &

                                                       Depository for Securities (SNCDD)

Romania                                                Bucharest Stock Exchange (BSE)

Russia           Credit Suisse First Boston, AO        None

                 Moscow

Singapore        The Development Bank of               Central Depository (Pte) Ltd. (CDP)

                 Singapore Ltd., Singapore

                                                       The Monetary Authority of Singapore

Slovak Republic  Ceskoslovenska Obchodna               Stredisko Cennych Papierov (SCP)

                 Banka A.S., Bratislava                National Bank of Slovakia (NBS)

Slovenia         Banka Creditanstalt d.d., Ljubljana,  Klirinsko Depotna Druzba

                 a 99.96% owned subsidiary of

                 Creditanstalt AG

South Africa     Standard Bank of South Africa         The Central Depository (Pty) Ltd. (CD)

                 Limited, Johannesburg

South Korea      The Hongkong and Shanghai             Korean Securities Depositories (KSD)

                 Banking Corporation, Limited

                 Seoul

Spain            Banco Santander, S.A.,                Servicio de Compensacion y

                 Madrid                                Liquidacion de Valores (SCLV);

                                                       Banco de Espana

Sri Lanka        Hongkong and Shanghai                 Central Depository System (Pvt)

                 Banking Corp. Ltd., Colombo           Limited (CDS)



Swaziland        Standard Bank Swaziland,              None

                 Limited, Mbabane

Sweden           Skandinaviska Enskilda Banken,        Vardepapperscentralen AB

                 Stockholm

                                                       The Swedish Central Securities Depository

Switzerland      UBS AG,                               Schweizerische Effekten-Giro AG

                 Zurich                                (SEGA)

Taiwan           Central Trust of China,               Taiwan Securities Central

                 Taipei                                Depository Company (TSCD)

Thailand         Standard Chartered Bank,              Thailand Securities Depository

                 Bangkok                               Company Limited (TSD)

Transnational                                          Cedel Bank Societe Anonyme

                                                       INTERSETTLE

                                                       The Euroclear System

Turkey           Citibank, N.A., Istanbul              Istanbul Stock Exchange Settlement

                                                       and Custody Co., Inc. (I.M.K.B.

                                                       Takas ve Saklama A.S.);

                                                       Central Bank of Turkey

United Kingdom   State Street Bank and Trust           Central Gilts Office (CGO);

                 Company, London                       Central Moneymarkets Office

                 State Street London Limited,          (CMO); European Settlement Office (ESO)

                 London

Uruguay          Citibank, N.A., Montevideo            None

Venezuela        Citibank, N.A., Caracas               The Central Bank of Venezuela

Zambia           Barclays Bank of Zambia               Lusaka Central Depository (LCD)

                 Limited, Lusaka                       (overseen by Lusaka Stock Exchange)

                                                       The Bank of Zambia



Each of the Investment Companies Listed on
Appendix A to the Custodian Agreement, on
Behalf of Each of Their Respective Portfolios



By:       /s/John Costello
Name:     John Costello
Title:    Asst. Treasurer